Exhibit 1.1
SYNTHESIS ENERGY SYSTEMS, INC.
8,000,000 shares of Common Stock
Underwriting Agreement
August [ ], 2007

SYNTHESIS ENERGY SYSTEMS, INC.
6330 West Loop South, Suite 300
Houston, TX 77401
August [ ], 2007
CRT CAPITAL GROUP LLC
262 Harbor Drive, 2nd Floor
Stamford, CT 06902
Ladies and Gentlemen:
     Synthesis Energy System, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to CRT Capital Group LLC (as sole managing underwriter, the “Underwriter”), an aggregate of 8,000,000 shares (the “Underwritten Shares”) and, at the election of the Underwriter, up to 1,200,000 additional shares (the “Option Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company pursuant to this agreement dated as of August [ ], 2007 (this “Agreement”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (File No. 333-143817), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter to confirm sales of the Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act is called the “Prospectus.” As used herein, “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately at or prior to the time when sales of the Shares were first made (the “Time of Sale”), together with each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto; and as used herein, “Time of Sale Information” means the Time of Sale Prospectus together with the pricing information set forth on Annex A hereto. As used herein, the terms “Registration Statement,”

“Rule 462(b) Registration Statement”, “preliminary prospectus,” “Time of Sale Prospectus,” “Time of Sale Information” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Time of Sale Information or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) which is, or is deemed to be, incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Time of Sale Information or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     The Company has entered into a Letter Agreement dated as of the date hereof with Ashmore Energy International, a Cayman Islands corporation (“AEI”), pursuant to which AEI has agreed to purchase 2,000,000 shares of Common Stock (the “AEI Shares”) directly from the Company at a purchase price per share of $[ ]. The AEI Shares have been registered for sale to AEI on the Registration Statement. No underwriting discount or commission will be payable to the Underwriter in respect of the AEI Shares.
     The Company hereby agrees with the Underwriter as follows:
     1. Purchase and Sale of the Shares. The Company agrees to sell the Underwritten Shares to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, from the Company at a purchase price per share of $[ ] (the “Purchase Price”), 8,000,000 Underwritten Shares.
     In addition, the Company agrees to sell the Option Shares to the Underwriter and the Underwriter shall have the option to purchase, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, at its election up to 1,200,000 Option Shares for the sole purpose of covering over-allotments in the sale of the Underwritten Shares.
     The Underwriter may exercise the option to purchase the Option Shares at any time on or before the thirtieth day following the date of this Agreement, by written notice to the Company from the Underwriter; provided, that the Underwriter may not exercise the option to purchase the Option Shares more than once. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for. Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.
     2. Offering by the Underwriter. The Company understands that the Underwriter intends (i) to make a public offering of the Shares as soon after the parties hereto have executed and delivered this Agreement, as in the judgment of the Underwriter is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.
     3. Payment for the Shares. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Underwriter by the Company: (a) in the case of the Underwritten Shares, in the amount of $[ ] on the Closing Date or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriter and the Company may agree upon in writing or (b) in the case of the Option Shares, in the amount of $[ ] on any Business Day from the Additional Closing Date to the fifth Business Day after the date of the written notice from the Underwriter to the Company notifying the Company of its exercise of the over-allotment option granted to it. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York, New York or Houston, Texas.
     Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Underwriter of the Shares to be purchased on such date registered in such names and in such denominations as the Underwriter shall request in writing not later than two full Business Days prior to the Closing Date or any Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriter of the Shares duly paid by the Company. Unless the Underwriter elects to take delivery of the Shares through the book-entry facilities of the Depository Trust Company, the certificates for the Shares will be made available for inspection and packaging by the Underwriter at the office of the Underwriter set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or any Additional Closing Date, as the case may be.
     4. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that as of the date hereof, as of the Closing Date and as of the Additional Closing Date, if any:
     (a) The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act and the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, after reasonable investigation, are contemplated or threatened by the Commission or any state regulatory authority.
     (b) Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares; each of the Registration Statement, any Rule 462(b)

Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Time of Sale, the Time of Sale Information did not, and at the time of each sale of the Underwritten Shares and at the Closing Date, the Time of Sale Information, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation and warranty shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, the Time of Sale Information, or any amendments or supplements thereto made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 7 hereof.
     (c) The Company has delivered to the Underwriter one complete copy of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.
     (d) The financial statements, and the related notes thereto, included in the Registration Statement or any Rule 462(b) Registration Statement (i) present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows at the dates and for the periods specified and (ii) comply as to form in all material respects with the requirements applicable to registration statements on Form SB-2 under the Securities Act; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and the supporting schedules, if any, included in the Registration Statement or any Rule 462(b) Registration Statement present fairly the information required to be stated therein; the Registration Statement or any Rule 462(b) Registration Statement disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company or its consolidated subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses; the other financial and statistical information and data included in the Registration Statement or any Rule 462(b) Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its consolidated subsidiaries.
     (e) Except as otherwise disclosed in the Time of Sale Information, subsequent to the respective dates as of which information is given in the Time of Sale Information, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the business, prospects, condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”) and no member of the Company’s management has resigned from any position with the Company; and except as set forth or contemplated in the Registration Statement or any Rule 462(b) Registration Statement (as it stood at the time of execution and delivery of this Agreement) the Company has not declared, paid or made any dividend or distribution of any kind on any class of its capital stock and neither the Company nor its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole or incurred any material liability, direct or contingent.
     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction which requires such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, prospects, condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (g) The list of subsidiaries on Schedule I includes the only subsidiaries, direct or indirect, of the Company (the subsidiaries on such Schedule herein referred to as the “subsidiaries”), and each of the Company’s subsidiaries has been duly incorporated or organized and is validly existing under the laws of its jurisdiction of organization or incorporation with power and authority (corporate and otherwise) under such laws to own its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified to do business and is in good standing under the laws of each other jurisdiction which requires such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and all the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and, except as otherwise disclosed in the Time of Sale Prospectus, are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims.
     (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
     (i) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and such authorized capital stock conforms as to legal matters in all material respects to the description thereof set forth in the Time of Sale Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Time of Sale Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.
     (j) The Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be duly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Time of Sale Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.
     (k) The Shares have been approved for listing on the Nasdaq Stock Market LLC, subject only to official notice of issuance.
     (l) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, (A) in violation of its Certificate of Incorporation or By-Laws or other constitutive documents or (B) or in default under any indenture, mortgage, deed of trust, loan agreement or other obligation, agreement, covenant or condition contained in any material agreement or instrument (a “Material Agreement or Instrument”) to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties or assets is bound, except, in the case of clause (B) above, for defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; the issue and sale of the Shares to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not, or with the giving of notice or lapse of time or both would not, (X) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other Material Agreement or Instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (Y) result in any violation of (i) the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries or (ii) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties, except, in the case of clauses (X) or (Y)(ii) above, for such conflicts or breaches as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Underwriter.
     (m) Other than as set forth or contemplated in the Time of Sale Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the knowledge of the Company, after reasonable investigation, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; and, to the knowledge of the Company, after reasonable investigation, no such action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding is threatened or contemplated by any court, governmental agency or body or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Rule 462(b) Registration Statement or to be filed as exhibits to the Registration Statement or the Rule 462(b) Registration Statement that are not so described or filed.
     (n) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement or the Rule 462(b) Registration Statement which is not so described.
     (o) Except as otherwise described in the Registration Statement or the Rule 462(b) Registration Statement, no person has the right, pursuant to any contract, agreement, understanding or otherwise, to require the Company to (i) file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or (ii) to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement or the Rule 462(b) Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company hereunder or the filing of any other registration statement filed by the Company under the Securities Act.

     (p) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (q) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act.
     (r) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due except for (i) such taxes and assessments as are being contested in good faith and (ii) such returns, taxes and assessments for which the failure to file or pay, as applicable, would not, individually or in the aggregate, result in a Material Adverse Effect.
     (s) The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company.
     (t) Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (u) There are no existing or, to the knowledge of the Company, after reasonable investigation, threatened labor disputes with the employees of the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.
     (v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except as disclosed in the Registration Statement or any Rule 462(b) Registration Statement.
     (w) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as disclosed in the Registration Statement or any Rule 462(b) Registration Statement.
     (x) Except as disclosed in the Time of Sale Prospectus, there are no contracts, arrangements, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or any other contracts, arrangements, agreements or understandings of the Company or any person that may affect the Underwriter’s compensation, as determined by the National Association of Securities Dealers, Inc. (“NASD”).
     (y) The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the effectiveness of the Registration Statement, other than payments made or to be made by the Company to the Underwriter as contemplated in the Registration Statement or any Rule 462(b) Registration Statement or such other payments as disclosed in the Registration Statement.
     (z) None of the proceeds of the offering of the Shares will be paid by the Company to any participating NASD member of its affiliates, except as specifically authorized herein as contemplated by the Registration Statement or any Rule 462(b) Registration Statement.
     (aa) All of the information provided to the Underwriter or to counsel for the Underwriter by the Company and, to the knowledge of the Company, after reasonable investigation, its officers and directors and the holders of any securities (debt or equity)

or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.
     (bb) Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (cc) The information contained in the Time of Sale Prospectus regarding the Company’s expectations, plans and intentions, and any other “forward-looking” information within the meaning of the Securities Act and the Exchange Act, were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.
     (dd) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar industries. All material policies of insurance insuring the Company or any of it subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and its subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.
     (ee) No payments or inducements have been offered, made or given, directly or indirectly, to any federal, state or local official or candidate for, any federal, state or local office in the United States or foreign offices by the Company or any of its subsidiaries, or to the knowledge of the Company, after reasonable investigation, by any of their officers, directors, employees or agents or by any other person in connection with any opportunity, contract, agreement, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any of its subsidiaries, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after reasonable investigation, any of their directors, officers, agents or employees, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of any of the Company or any of its subsidiaries.

     (ff) The operations of the Company is, and has been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, after reasonable investigation, threatened.
     (gg) (i) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; and (C) the recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (ii) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect its ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls; and (iii) since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (hh) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of Company or its subsidiaries or any of their respective family members, except as disclosed in the Time of Sale Prospectus. Neither the Company nor any of its subsidiaries has, in violation of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of its subsidiaries. The Company is otherwise in compliance with all of the requirements of the Sarbanes-Oxley Act applicable to it.
     5. Certain Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:
     (a) to use its best efforts (i) to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act, and to furnish copies of the Prospectus to the Underwriter as promptly as practicable in such quantities as the Underwriter may reasonably request and (ii) keep the Registration

Statement effective from the date hereof through the date which is 90 days after the date hereof;
     (b) to deliver, at the expense of the Company, to the Underwriter two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and, during the period mentioned in Section 5(e) below, to the Underwriter as many copies of the Prospectus as the Underwriter may reasonably request;
     (c) before filing any amendment or supplement to the Registration Statement or the Prospectus to furnish to the Underwriter a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects;
     (d) to advise the Underwriter promptly (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose, (v) of the occurrence of any event, within the period referenced in Section 5(e) below, as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vi) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;
     (e) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the judgment of the Underwriter or the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the judgment of the Underwriter or the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the

Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonable request;
     (f) to endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to (x) file a general consent to service of process, (y) subject itself to taxation or (z) qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to do so;
     (g) to make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;
     (h) for a period of two years, to furnish to the Underwriter copies of all reports or other communications not otherwise publicly available (financial or other) furnished to holders of the Shares (in the same manner as such documents are furnished to holders of the Shares), and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;
     (i) for a period of 120 days after the date hereof, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except the issuance of any securities or options to purchase Common Stock under current employee benefit plans, the filing of any registration statement with respect to its current employee benefit plans, the filing of any post-effective amendment to its registration statement on Form SB-2, File No. 333-140367, or the issuance by the Company of securities in exchange for or upon conversion of its outstanding securities outstanding on the date hereof; provided, however, that, in the event that either (x) during the last 17 days of the “lock-up” period, the Company releases earnings results or material news or a material event relating to the Company occurs or (y) prior to the expiration of the “lock-up” period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then, in either case, the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the Underwriter waives, in writing, such extension.
     (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under caption “Use of Proceeds”;

     (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid on each of the Closing Date or the Additional Closing Date, if any, to the extent not paid at the Closing Date, all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, registration, transfer, execution and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus, (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Underwriter may designate (including fees of counsel for the Underwriter and their disbursements), (iv) related to any required filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriter and their disbursements), (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the furnishing to the Underwriter and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vi) the cost of preparing stock certificates, and (vii) the cost and charges of any transfer agent and any registrar; provided, that, if the offering is consummated, the Company agrees to pay on the Closing Date to the Underwriter by wire transfer in immediately available funds to the account specified to the Company an amount equal to $737,000 as a non-accountable expense allowance; provided, further, that, if the offering is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because this Agreement is terminated pursuant to Section 9 hereof (other than in each such case solely by reason of a default by the Underwriter on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to pay or cause to be paid in a timely manner upon demand by the Underwriter all fees, disbursements and out-of-pocket expenses (including legal fees and third-party engineering services) reasonably incurred by the Underwriter up to $75,000; and
     (l) not to take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.
     6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the additional conditions set forth below. If any of the conditions provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter may be terminated by notifying the Company of such termination in writing at or prior to the Closing Date or the Additional Closing Date, as the case may be. In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Section 7 hereof).
     (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof and shall remain effective; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 5(a) hereof; and all requests of the Underwriter for additional information shall have been complied with to the reasonable satisfaction of the Underwriter;
     (b) on the date hereof, the Underwriter shall have received from KPMG LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, and, with respect to each letter dated the date hereof only, the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X;
     (c) the representations and warranties of the Company contained herein are true and correct in all material respects on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all covenants and agreements hereunder in all material respects at or prior to the Closing Date or the Additional Closing Date, as the case may be;
     (d) subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Change which, in the judgment of the Underwriter, makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange or any setting of minimum prices for trading on such exchanges; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or Canada or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares;
     (e) the Underwriter shall have received certificates dated the Closing Date or the Additional Closing Date, as the case may be, signed by (i) the Chief Executive Officer and (ii) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such date, (b) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to such date, (c) at such date, since the date hereof or since the date of the most recent financial statements in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, and (d) since the date of the most recent financial statements in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Prospectus, neither the Company nor any subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that have or would result in a Material Adverse Change from that set forth or contemplated in the Prospectus;
     (f) Porter & Hedges LLP, outside counsel for the Company, shall have furnished to the Underwriter its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, to the effect that:
     (i) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;
     (ii) the Company has been duly qualified to do business and is in good standing as a foreign corporation under the laws of the states listed on an exhibit to the opinion;
     (iii) each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization with corporate or other organizational power and authority under such laws to own its properties and conduct its business as described in the Prospectus and has been duly qualified to do business and is in good standing under the laws of the states listed on an exhibit to the opinion; and, except as otherwise disclosed in the Prospectus, all of the outstanding shares of capital stock or other ownership interests of each subsidiary are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims;

     (iv) this Agreement has been duly authorized, executed and delivered by the Company;
     (v) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock”;
     (vi) the Shares to be issued and sold hereunder have been duly authorized by the Company, and when delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive rights contained in the Certificate of Incorporation or Amended and Restated Bylaws of the Company or, to such counsel’s knowledge, to any preemptive rights of any stockholder of the Company or of any other person;
     (vii) the description in the Registration Statement and the Time of Sale Prospectus of statutes, legal or governmental proceedings and contracts and other documents are accurate in all material respects; and to such counsel’s knowledge, there are no statutes or regulations, agreements, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;
     (viii) other than as set forth or contemplated in the Prospectus, to such counsel’s knowledge, there are no (and none of the Company or any of its subsidiaries has received any actual notice of any) legal or governmental investigations, inquiries, actions, suits or proceedings pending or threatened or contemplated against the Company or any of its subsidiaries or any of their respective properties or assets or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject that, if determined adversely to the Company or its subsidiaries would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;
     (ix) the Registration Statement and the Time of Sale Prospectus (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial and accounting data contained therein, as to which such counsel need express no opinion) as of the dates they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;
     (x) the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not (either with or without the giving of notice or the lapse of time, or both) (1) result in any violation of the provisions of (a) the Certificate of Incorporation or the Amended and Restated By-Laws of the Company or (b) any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties or assets or (2) conflict with or result (whether with or without the lapse of time or the giving of notice, or both) in a breach of any of the terms or provisions of any exhibits to the Registration Statement, except, in the case of clauses 1(b) and (2) above, as would not reasonably be expected to have a Material Adverse Effect;
     (xi) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issuance by the Company of the Shares to be sold by it hereunder or the consummation by the Company of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Underwriter; and
     (xii) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act.
     Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriter and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel to lead such counsel to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial and accounting data contained therein, as to which such counsel need express no view), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information (other than the financial statements in the Time of Sale Prospectus, the notes thereto and the auditor’s reports thereon and the other financial and accounting data contained in the Time of Sale Prospectus, as to which such counsel need express no view), at the time the Time of Sale Information was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial and accounting data contained therein, as to which such counsel need express no view), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The opinion of Porter & Hedges LLP described above shall be rendered to the Underwriter at the request of the Company and shall so state therein. Porter & Hedges LLP shall be permitted to rely on the opinions of counsel in the British Virgin Islands, China and Mauritius as to certain matters contained in the opinion required by this Section 6(f).
     (g) the Underwriter shall have received, at the time this Agreement is executed and at the Closing Date or Additional Closing Date, as the case may be, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter from KPMG LLP, independent public accountants, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 6(b), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or the Additional Closing Date, as the case may be;
     (h) the Underwriter shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Proskauer Rose LLP, counsel to the Underwriter, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (i) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request;
     (j) the “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter, the Company and the executive officers, directors and key employees of the Company listed on Schedule II attached hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be; and
     (k) on or prior to the Closing Date, the Company shall have furnished to the Underwriter an executed copy of (i) the Joint Development Agreement Regarding Coal Conversion Projects, by and between AEI and the Company, (ii) the Letter Agreement, by and among AEI and the Company, (iii) each document and instrument contemplated therein, and (iv) AEI shall have purchased the AEI Shares from the Company, and the Company shall have received from AEI the purchase price therefor in immediately available funds.

     7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless the Underwriter and each of its directors, officers, partners, members and employees and each person, if any, who controls the Underwriter (a “controlling person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all claims, liabilities, losses, damages, penalties, judgments, awards and reasonable out-of-pocket expenses (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the (i) Registration Statement (as amended if the Company shall have furnished any amendments), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as such claims, liabilities, losses, damages, penalties, judgments and awards are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; it being understood and agreed that the only such information is that described as such in the next paragraph.
     The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus; it being understood and agreed that the only such information in the Prospectus furnished by the Underwriter consists of the information appearing in the fourth, twelfth and thirteenth paragraphs under the caption “Underwriting”.
     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person or persons against whom such indemnity may be sought (each an “Indemnifying Person”) in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the Indemnified Person.
     If the indemnification provided for in this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the public offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriter in connection with the public offering of the Shares bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Shares pursuant to this Agreement exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon execution and delivery hereof by the parties hereto.
     9. Termination; Survival of Certain Representations and Obligations. The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or the Additional Closing Date by written notice to the Company upon the occurrence of any event pursuant to Section 6 hereof. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.
     10. Successors. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.
     11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to it at CRT Capital Group, 262 Harbor Drive, 3rd Floor, Stamford, CT 06902 (Facsimile: 203-569-6887), Attention: Darin S. Ackerman, with a copy to: Proskauer Rose LLP, 1585 Broadway, New York, NY 10036 (Facsimile: 212-969-2900), Attention: Julie M. Allen. Notices to the Company shall be given to it at Synthesis Energy Systems, Inc., 6330 West Loop South, Suite 300, Houston, TX 77401 (Facsimile: 713-579-0610), Attention: Timothy E. Vail, with a copy to: Porter & Hedges, L.L.P., 1000 Main Street, Suite 3600, Houston, TX 77002 (Facsimile: 713-226-6274), Attention: Robert G. Reedy.
     12. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     14. Amendments. No amendment or waiver of any provision of this Agreement, nor consent or approval to any departure therefrom, shall be effective unless given in writing and signed by the parties hereto.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

SYNTHESIS ENERGY SYSTEMS, INC.

By:

Name: Timothy E. Vail Title: President and Chief Executive Officer
Accepted: [ ], 2007
CRT CAPITAL GROUP LLC

By:

Name: Title:

SCHEDULE I
SUBSIDIARIES

- Synthesis Energy Holdings, Inc. (Florida corporation)
- Owns 100% of:
- Synthesis Energy Systems LLC (West Virginia corporation)
- Synthesis Energy Systems, Inc. (British Virgin Islands corporation)
- Owns 100% of:
- Radiance Generation, Inc. (British Virgin Islands corporation)
- Synthesis Energy Systems Investments, Inc. (Mauritius corporation)
- Synthesis Energy Systems (Shanghai) Co., Ltd. (Chinese corporation)
Schedule I-1

SCHEDULE II
EXECUTIVE OFFICERS, DIRECTORS AND CERTAIN KEY EMPLOYEES
Timothy E. Vail
David Eichinger
Don Bunnell
Lorenzo Lamadrid
Michael Storey
Harry Rubin
Denis Slavich
Carol Pearson
Gregory “Bruce” Golden
David Nicoll
Schedule II-1

ANNEX A
A. Time of Sale Information
[list each free writing prospectus to be included in the Time of Sale Information]
B. Pricing Information
[include pricing information used by the Underwriter to confirm sales]
Annex A-1

EXHIBIT A
[FORM OF LOCK-UP AGREEMENT]
Synthesis Energy Systems, Inc.
6330 West Loop South
Suite 300
Houston, TX 77401
CRT Capital Group LLC
262 Harbor Drive, 2nd Floor
Stamford, CT 06902
Dear Sirs:
     As an inducement to the Underwriter to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the Common Stock, $0.01 par value (the “Securities”), of Synthesis Energy Systems, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees pursuant to this letter agreement dated as of July 11, 2007 (this “Agreement”) that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CRT Capital Group LLC (the “Underwriter”). However, in the event that either (i) during the last 17 days of the “lock-up” period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the “lock-up” period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then, in either case, the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the Underwriter waives, in writing, such extension.
     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities either during the undersigned’s lifetime or on death, by gift, will or intestate succession, (i) to members of the immediate family of the undersigned or a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned and/or members of the immediate family of the undersigned, (ii) to a spouse, former spouse, child or other dependent pursuant to a domestic relations order, as defined in Section 414(p) of the Internal Revenue Code or

Exhibit A-1

Section 206(d)(3) of Title I of the Employee Retirement Income Security Act, or (iii) to charitable organizations and other health and welfare organizations, including schools may be made; provided, in each case, that the transferee agrees, prior to the transfer, to be bound in writing by the terms of this Agreement. As used herein, “members of the immediate family” of a person include such person’s spouse, lineal descendants (including adopted and step-children), father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law and sister-in-law.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before August 15, 2007.

Very truly yours,

Name:

Exhibit A-2